Exhibit 10.12

FOURTH AMENDMENT (2017-1) TO THE

PENSION PLAN FOR EMPLOYEES OF AMPHENOL CORPORATION
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2016

Pursuant to Section 12.1 of the Pension Plan for Employees of Amphenol Corporation as amended and restated effective January 1, 2016 (the "Plan"), the Plan is hereby amended as follows, effective July 1, 2017, to i) cease all accrual of benefits as of June 30, 2017 for Participants whose benefits are governed by Exhibit B and who are not covered by a collective bargaining agreement, and ii) freeze eligibility as of July 1, 2017 under Exhibit B for all otherwise eligible Employees.  In order to accomplish this result, the following amendments are made to the Plan:

1. Exhibit B (Hourly Employees’ Pension Plan of the Amphenol Corporation)  is amended by adding the following language to the end of the cover page thereof:

Note 2: July 1, 2017 Plan Freeze.   The Plan has been amended, effective July 1, 2017, to i) cease accrual of benefits as of June 30, 2017 for covered Participants who are not covered by a collective bargaining agreement (see Section 4.1(a) hereof); and ii) freeze eligibility as of July 1, 2017 for all otherwise eligible Employees (see Section 1.1 hereof).

2.Exhibit B (Hourly Employees’ Pension Plan of the Amphenol Corporation) is amended by the addition of a new last sentence to Section 1.1 to read as follows:

Notwithstanding the foregoing, no Employee shall become a Participant after June 30, 2017.

3.Exhibit B (Hourly Employees’ Pension Plan of the Amphenol Corporation) is amended by the addition of a new last sentence to Section 4.1(a)  to read as follows:

Notwithstanding the foregoing, accrual of benefits shall cease as of June 30, 2017 for Participants who are not covered by a collective bargaining agreement; for such Participants, Years of Accrual Service with respect to service after June 30, 2017 shall not be considered in calculating such Participants’ Accrued Benefits.

AMPHENOL CORPORATION

DATED: May 2,  2017

BY:/s/ David Silverman

David Silverman

Its: Vice President Human Resources